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                                                                     EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of PMA Capital Corporation on Form S-3(File No. 333-63469) and on Form S-8(File No. 333-45949 and File No. 333-68855) of our reports dated February 5, 1999, on our audits of the consolidated financial statements and financial statement schedules of PMA Capital Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 26, 1999